UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2012 (April 24, 2012)

Niska Gas Storage Partners LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34733 (Commission File Number)	27-1855740 (IRS Employer Identification No.)

1001 Fannin Street, Suite 2500
Houston, Texas 77002
(Address of principal executive office) (Zip Code)

(281) 404-1890
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers

Mr. Simon Dupéré has been serving in the position of Interim President and Chief Executive Officer of Niska Partners Management ULC (“Niska Management”) and all subsidiaries and related entities, including Niska Gas Storage Partners LLC (referred to collectively as  “Niska” or the “Company”), since July 1, 2011.  On April 24, 2012, Niska announced that Mr. Simon Dupéré was appointed as the Company’s President and Chief Executive Officer (“CEO”), effective April 24, 2012.  Mr. Dupéré was also appointed to the Board of Directors of the Company, effective April 24, 2012.

Prior to July 1, 2011, Mr. Dupéré served as the Chief Operating Officer (“COO”) of the Company, a role he assumed in September 2006. In that role, he directed all of the Company’s field and facility operations at its Canadian and U.S. natural gas storage facilities, as well as its engineering and geosciences functions. Mr. Dupéré has more than 25 years experience in the natural gas industry.  Prior to joining the Company, Mr. Dupéré was the President and Chief Executive Officer at Intragaz Inc., a natural gas storage company engaged in the development and operation of two natural gas storage projects in Quebec.  Mr. Dupéré has a Bachelor of Science in Physics Engineering from Laval University in Quebec City, Quebec. Mr. Dupéré will continue to serve as Niska’s COO in addition to his role as Niska’s President and CEO and appointment to the Board.

There is no arrangement or understanding between Mr. Dupéré and any other person(s) pursuant to which he was selected to be an officer and/or director of the Company. Mr. Dupéré has no family relationship with any director or executive officer of the Company or any person nominated or chosen to become a director or executive officer of the Company.

On April 24, 2012, Niska entered into an employment agreement with Simon Dupéré (the “Employment Agreement”).  The Employment Agreement is attached hereto as Exhibit 10.1, and the summary provided below is qualified in its entirety by reference to the attached Employment Agreement.  The Employment Agreement supersedes any previous employment agreements or arrangements by and between Mr. Dupéré and Niska.  The term of the Employment Agreement will be for an indefinite period of time, and may be terminated at the discretion of Mr. Dupéré or the Company, with or without cause.

Mr. Dupéré’s compensation pursuant to the Employment Agreement will include an annual base salary of not less than $505,000 CDN, payable in semi-monthly installments.  A one-time grant of 82,850 shares of the Company’s phantom units were granted to Mr. Dupéré in connection with his entry into the Employment Agreement (the “Grant” and further described below).  Mr. Dupéré will be entitled to participate in the Company’s annual bonus plans, long-term incentive plans, retirement plans and health and welfare benefit and insurance plans.   The target annual cash bonus set for Mr. Dupéré is equal to 100% of his annual base salary, while the target annual long-term performance-based incentive award set for Mr. Dupéré is equal to 200% of his annual base salary.  Mr. Dupéré will participate in the Company’s RRSP Plan/Non-Registered Employee Savings Plan and the Company will contribute 8.0% of his annual base salary to the plan each year as a supplementary retirement contribution. Mr. Dupéré will also receive five weeks of vacation each year.

The Grant will be granted pursuant to the Company’s Phantom Unit Performance Plan, which is filed as Exhibit 10.1 with the Securities and Exchange Commission with the Company’s Form 8-K on March 30, 2011.  The Grant will be subject to a three year vesting restriction that will lapse on April 24, 2015, unless Mr. Dupéré’s employment terminates earlier due to an Involuntary Termination (as defined below). All other termination of Mr. Dupéré’s employment during the vesting period will result in a forfeiture of the Grant.  Each phantom unit is granted with a dividend equivalent right that will be paid, or forfeited, at the same time as the underlying common unit is settled, or forfeited, as applicable.  The Grant will be settled in cash.  Mr. Dupéré may not transfer, assign or otherwise alienate his rights with respect to the phantom units during the vesting period.

Upon Mr. Dupéré’s termination from the Company for “cause” (as defined within the Employment Agreement), or Mr. Dupéré’s resignation, retirement, death or disability, Mr. Dupéré will not receive any further compensation or benefits pursuant to the Employment Agreement, and he would forfeit his Grant if such a termination occurred during the first three years of the term of his Employment Agreement.  In the event that Mr. Dupéré’s employment is terminated (i) by the Company without cause, or (ii) due to Mr. Dupéré’s resignation for “good reason” (as defined within the Employment Agreement) (the events in clause (i) and (ii) collectively referred to as an “Involuntary Termination”) during the first three years of Mr. Dupéré’s Employment Agreement, he will receive a lump sum cash payment equal to two times his then-current annual base salary, less any statutory withholding obligations, and pro-rata vesting acceleration for his Grant based upon the number of days that Mr. Dupéré was employed during the three year period.  If Mr. Dupéré’s Involuntary Termination occurs following the first three years of the Employment Agreement, he would receive a lump sum cash payment equal to two times his then-current annual base salary, less any statutory withholding obligations.  In the event that Mr. Dupéré’s Involuntary Termination occurs on or during the two year period following a change in control, Mr. Dupéré will receive a lump sum cash payment equal to two times his then-current annual base salary (less any statutory withholding obligations), the accelerated vesting of all equity-based compensation awards held on the date of Mr. Dupéré’s termination of employment, and the pro-rata payment of his annual bonus for the year in which the termination occurs.

The Employment Agreement contains standard restrictive covenants.  Mr. Dupéré’s non-competition restrictions will extend for a twelve month period following Mr. Dupéré’s termination of employment, and his solicitation provision will cover a six month period following his termination of employment.  In the event that any incentive-based compensation is paid to Mr. Dupéré during his employment with the Company, and any law, government regulation or stock exchange listing requires the Company to recover any necessary portion of that payment from Mr. Dupéré, the Company will be entitled to recover the grant or payment.

Additionally, effective April 24, 2012, Mr. Rick Staples, age 49, previously holding the position of Niska’s Senior Vice President of Commercial Operations, has been promoted to the position of Executive Vice President of Niska.

Mr. Staples joined Niska in May 2006 as Senior Vice President of Commercial Operations and has been responsible for the marketing, trading and commercial operation of Niska’s assets. Prior to joining Niska, Mr. Staples served as Director of Gas Storage with TransCanada Pipelines Ltd. from 2001 to 2006. Mr. Staples graduated from the University of Alberta with a degree in Mechanical Engineering. Mr. Staples also graduated from the Queens Executive program (Queens School of Business) in 1997.

Compensatory Arrangements of Certain Officers

On April 24, 2012, the Board of Directors determined to increase the annual base salaries of two of the Company’s named executive officers.  Mr. Vance Powers’ annual base salary will be increased to $290,000 U.S. dollars, effective as of April 24, 2012.   Also effective April 24, 2012, the Board of Directors determined to increase Mr. Staples’ annual base salary to $315,000 CDN

Item 901.               Financial Statements and Exhibits.

(d)   Exhibits.

10.1                           Executive Employment Agreement between Simon Dupéré and Niska Partners Management ULC, dated April 24, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NISKA GAS STORAGE PARTNERS LLC

Dated: April 30, 2012	By:	/s/ Jason A. Dubchak
Name: Jason A. Dubchak
Title: Vice President, General Counsel and
Corporate Secretary